UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2026

Blackstone Digital Infrastructure Trust Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001- 43291	41-2751600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue, New York, NY 10154

(Address of Principal Executive Offices) (Zip Code)

(212) 583-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock par value $0.01 per share	BXDC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Registration Rights Agreement and Management Agreement

In connection with the initial public offering by Blackstone Digital Infrastructure Trust Inc. (the “Company”) of its common stock, par value $0.01 per share (the “Common Stock”), described in the Company’s prospectus dated May 13, 2026 (the “Prospectus”), filed with the Securities and Exchange Commission on May 15, 2026 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which is deemed to be part of the Company’s Registration Statement on Form S-11 (File No. 333-294977) (as amended, the “Registration Statement”), on May 15, 2026, the following agreements were entered into:

(1) the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of May 15, 2026, by and among the Company, Blackstone Treasury Holdings III L.L.C., a Delaware limited liability company, and BX REIT Advisors L.L.C., a Delaware limited liability company (the “Manager”); and

(2) the Management Agreement (the “Management Agreement”), dated as of May 15, 2026, by and among the Company, BXDC Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and the Manager.

The Registration Rights Agreement and the Management Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The material terms of these agreements are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the Registration Statement and as described in the Prospectus. Certain parties to these agreements have various relationships with the Company. For further information, see “Certain Relationships and Related Party Transactions” in the Prospectus.

Revolving Credit Facility

On May 15, 2026, the Operating Partnership, which is referred to in this section as the “Borrower,” entered into a $1.0 billion senior secured revolving credit facility with Citibank, N.A., as administrative agent, and the lenders from time to time party thereto (the “Credit Facility”).

The Credit Facility includes borrowing capacity available for letters of credit and also provides the Borrower with the option to increase the size of the Credit Facility to an aggregate amount of revolving commitments not to exceed (after giving effect to all incremental commitments) $4.0 billion, subject to satisfying certain conditions. Borrowings under the Credit Facility are subject to compliance with a maximum leverage ratio.

Interest Rate and Fees

Borrowings under the Credit Facility bear interest, at the Borrower’s option, at a rate equal to a margin over either (a) a base rate determined by reference to the greatest of (1) the “prime rate” as quoted by the Wall Street Journal, (2) the federal funds effective rate plus 0.50% and (3) the SOFR rate that would be payable on such day for a SOFR rate loan with a one-month interest period plus 1.00%, (b) a SOFR rate determined by reference to the secured overnight financing rate published by the Federal Reserve Bank of New York for the interest period relevant to such borrowing or (c) a rate determined by the relevant rate administrator for loans denominated in euros, Sterling or Canadian Dollars. The margin for the Credit Facility is based on a leverage ratio grid ranging from 1.00% per annum to 1.50% per annum, in the case of base rate loans, 2.00% per annum to 2.50% per annum, in the case of SOFR rate loans, and 2.00% per annum to 2.50% per annum, in the case of loans denominated in euros, Sterling or Canadian Dollars.

In addition to paying interest on outstanding principal under the Credit Facility, the Borrower is required to pay a commitment fee to the lenders under the Credit Facility in respect of the unutilized commitments thereunder at a rate equal to 0.350% per annum. The Borrower is also required to pay customary letter of credit fees.

Prepayments

If on the last day of each fiscal quarter the leverage ratio exceeds the maximum leverage ratio, a mandatory prepayment will be triggered in an aggregate amount equal to the least of (x) the amount necessary as of such date to cause the leverage ratio to no longer exceed the maximum leverage ratio, (y) the amount of all loans under the Credit

Facility outstanding as of such date and (z) an amount equal to 15.0% of the total revolving commitments as of such date, which amount shall, in each case, be payable ratably on a quarterly basis and subject to a grace period of one full fiscal quarter after which such prepayment is otherwise due, until such time as the leverage ratio no longer exceeds the maximum leverage ratio. In lieu of any mandatory prepayment, the Borrower has the right to cause a sponsor guarantor to provide and maintain a guaranty of obligations.

Amortization and Maturity

The Credit Facility has no amortization payments. The Credit Facility matures on the fourth anniversary of the closing date of the Credit Facility, with a one year committed extension prior to maturity and additional one year extensions at each lender’s option on each anniversary of the closing date of the Credit Facility, in each case, subject to certain customary conditions.

Guarantees and Security

The obligations under the Credit Facility are guaranteed by the direct parent of Borrower and all subsequently organized material domestic wholly-owned subsidiaries of the Borrower that will own collateral, subject to customary exceptions. A security interest is granted in substantially all assets of the Borrower and each future subsidiary guarantor, including a pledge of the equity interests in wholly-owned domestic subsidiaries that (x) directly own unencumbered real estate assets, including undeveloped land, located in the United States or (y) directly or indirectly own equity interests of any subsidiary that owns real estate assets, subject to customary exceptions.

Certain Covenants and Events of Default

The Credit Facility contains certain customary representations and warranties, covenants, reporting requirements and other customary requirements for similar facilities. The Credit Facility contains customary events of default for similar financing transactions. Upon the occurrence and during the continuation of an event of default, the lenders may terminate the commitments and declare the outstanding advances and other obligations under the Credit Facility immediately due and payable.

If an event of default occurs, the lenders will be entitled to take various actions, including the acceleration of amounts due under the Credit Facility and all actions permitted to be taken by a secured creditor.

Certain of the participants in the Credit Facility and their respective affiliates have engaged in, and may in the future engage in, investment banking, advisory roles and other commercial dealings in the ordinary course of business with the Company and/or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Blackstone Digital Infrastructure Trust Inc. Stock Incentive Plan

On May 13, 2026, the Company’s Board of Directors and its then-sole stockholder adopted the Blackstone Digital Infrastructure Trust Inc. Stock Incentive Plan (the “Stock Incentive Plan”), in the form previously filed as Exhibit 10.5 to the Registration Statement. For further information regarding the Stock Incentive Plan, see “Executive and Director Compensation — Long-Term Incentive Plan” in the Prospectus. The Stock Incentive Plan is attached hereto as Exhibit 10.4 and is incorporated herein by reference. The material terms of the Stock Incentive Plan are substantially the same as the terms set forth in the form of such document filed as an exhibit to the Registration Statement and as described in the Prospectus.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2026, the Company filed Articles of Amendment and Restatement (the “Charter”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”). Effective upon the filing of the Charter with the SDAT on May 13, 2026, the Company’s Amended and Restated Bylaws (the “Bylaws”) became effective. The Charter and the Bylaws are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference. The material terms of the Charter and Bylaws are substantially the same as the terms set forth in the forms previously filed as Exhibits 3.4 and 3.5, respectively, to the Registration Statement and as described in the Prospectus.

Item 8.01	Other Events.

On May 15, 2026, the Company completed its initial public offering of 87,500,000 shares of Common Stock for cash consideration of $20.00 per share (net of underwriting discounts and offering expenses). The Company granted the underwriters a 30-day option to purchase additional shares, which the underwriters exercised in full on May 15, 2026. The closing of the additional shares sold pursuant to the option to purchase additional shares is expected to close on May 20, 2026, subject to customary closing conditions. After giving effect to the closing of the additional shares, the gross proceeds of the initial public offering will be $2.0 billion, and the Company will have 100.6 million outstanding shares of Common Stock. As contemplated in the Prospectus, the Company intends to invest the net proceeds from the offering primarily in newly-constructed, income-generating, stabilized data center assets in accordance with the Company’s investment strategy.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Blackstone Digital Infrastructure Trust Inc., dated as of May 13, 2026.

3.2	Amended and Restated Bylaws of Blackstone Digital Infrastructure Trust Inc., dated as of May 13, 2026.

10.1	Registration Rights Agreement, dated as of May 15, 2026, by and among the Company, Blackstone Treasury Holdings III L.L.C. and the Manager.

10.2	Management Agreement, dated as of May 15, 2026, by and among the Company, the Operating Partnership and the Manager.

10.3	Revolving Credit Agreement, dated as of May 15, 2026, by and among BXDC Operating Partnership LP, as borrower, Citibank, N.A., as administrative agent, and the lenders from time to time party thereto.

10.4	Blackstone Digital Infrastructure Trust Inc. Stock Incentive Plan (incorporated by reference to Exhibit 4.3 filed with the Registrant’s Registration Statement on Form S-8 (File No. 333-295854) filed with the Securities and Exchange Commission on May 13, 2026).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE DIGITAL INFRASTRUCTURE TRUST INC.

By:	/s/ Anthony F. Marone, Jr.
Name: Anthony F. Marone, Jr.
Title: Chief Financial Officer and Treasurer

Date: May 19, 2026